Exhibit 99.2

ASSOCIATED MATERIALS, LLC

ASSOCIATED MATERIALS FINANCE, INC.

Offer to Exchange

Offer to Exchange

All of Our Outstanding 9.875% Senior Secured Second Lien Notes due 2016

(CUSIP Nos. 04570TAA6 and U04570AA2)

for

Our New 9.875% Senior Secured Second Lien Notes due 2016

That Have Been Registered Under the Securities Act of 1933

Pursuant to the prospectus, dated                      , 2009

Pursuant to the prospectus, dated                      , 2009

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Associated Materials, LLC and Associated Materials Finance, Inc. (the “issuers”) are offering, upon the terms and subject to the conditions set forth in the prospectus dated , 2009 (the “prospectus”) and the accompanying letter of transmittal enclosed herewith (which together constitute the “exchange offer”), to exchange their new $200,000,000 9.875% Senior Secured Second Lien Notes due 2016, fully and unconditionally guaranteed by Gentek Holdings, LLC and Gentek Building Products, Inc. (the “guarantors”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “new notes”), for an equal aggregate principal amount of their outstanding $200,000,000 9.875% Senior Secured Second Lien Notes due 2016, fully and unconditionally guaranteed by the guarantors (the “outstanding notes”),.

The terms of the new notes are identical in all material respects to the terms of the outstanding notes, except the new notes will not contain transfer restrictions and holders of new notes will no longer have any registration rights and we will not be obligated to pay additional interest as described in the registration rights agreement as discussed in the prospectus.

THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CUSTOMARY CONDITIONS. SEE “DESCRIPTION OF THE EXCHANGE OFFER – CONDITIONS TO THE EXCHANGE OFFER” IN THE PROSPECTUS.

We are requesting that you contact your clients for whom you hold outstanding notes regarding the exchange offer. For your information, and for forwarding to your clients for whom you hold outstanding notes registered in your name or in the name of your nominee, or who hold outstanding notes registered in their own names, we are enclosing copies of the following documents:

1.	Prospectus dated , 2009;

2.	A letter of transmittal relating to the outstanding notes for your use and for the information of your clients;

3.	A form of letter which may be sent to your clients for whose account you hold outstanding notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the exchange offer; and

4.	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W–9.

Your prompt action is requested. The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2010, unless extended by the issuers (the “Expiration Date”). Outstanding notes tendered pursuant to the exchange offer may be withdrawn at any time before the Expiration Date.

To participate in the exchange offer, a duly executed and properly completed letter of transmittal relating to the outstanding notes (or facsimile thereof or agent’s message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the exchange agent and a timely confirmation of a book-entry transfer of such outstanding notes should be delivered to the exchange agent, all in accordance with the instructions set forth in the letter of transmittal and the prospectus.

The exchange offer is not being made to, nor will tenders be accepted from or on behalf of, holders of outstanding notes residing in any jurisdiction in which the making of the exchange offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

The issuers will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the prospectus and the related documents to the beneficial owners of outstanding notes held by them as nominee or in a fiduciary capacity. The issuers will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offer. Holders of outstanding notes will not be obligated to pay or cause to be paid all stock transfer taxes applicable to the exchange of outstanding notes pursuant to the exchange offer.

Any inquiries you may have with respect to the exchange offer, or requests for additional copies of the enclosed materials, should be directed to Deutsche Bank Trust Company Americas, the exchange agent for the exchange offer, at the address, telephone number, facsimile number and e-mail address set forth in Instruction 5 of the letter of transmittal.

Very truly yours,

ASSOCIATED MATERIALS, LLC

ASSOCIATED MATERIALS FINANCE, INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUERS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures